Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR CONTACT:

Chris A. Karkenny
Executive Vice President, Chief Financial Officer
949-639-2000

Apria Healthcare Group Inc. Announces Third Quarter 2012

Financial Results

LAKE FOREST, California – November 14, 2012 – Apria Healthcare Group Inc. (“Apria” or the “Company”), a quality, cost-efficient provider of home healthcare products and services in the United States, today announced its financial results for the quarter ended September 30, 2012.

2012 Third Quarter Highlights

Net revenues in the three months ended September 30, 2012 were $608.5 million, compared to $584.9 million in the three months ended September 30, 2011, an increase of $23.6 million or 4.0%. Revenue for the three months ended September 30, 2012 increased primarily due to increased volume in the home infusion therapy segment and the home respiratory therapy and home medical equipment segment.

Adjusted EBITDA before projected cost savings and synergies1 for the three months ended September 30, 2012 was $74.4 million.

Net loss for the three months ended September 30, 2012 was $175.7 million. Our net loss for the three month period ended September 30, 2012 reflects the following non-cash impairment charge based on the results of the Company’s impairment testing as of September 30, 2012 and the tax impact associated with the impairment charge:

(i)	Trade name impairment of $280.0 million, $200.0 million of which relates to the home respiratory therapy/home medical equipment reporting unit and $80.0 million of which relates to the home infusion therapy reporting unit; and

(ii)	Tax benefit of $104.0 million relating to the intangible assets impairment.

All of these items resulted in a $176.0 million increase in our net loss in the three months ended September 30, 2012.

EBITDA for the three months ended September 30, 2012 was $(221.6) million, which includes a $280.0 million non-cash impairment charge described above.

2012 First Nine Months Highlights

Net revenues in the nine months ended September 30, 2012 were $1,811.9 million, compared to $1,698.0 million in the nine months ended September 30, 2011, an increase of $113.9 million or 6.7%. Revenue for the nine months ended September 30, 2012 increased primarily due to increased volume in the home infusion therapy segment and the home respiratory therapy and home medical equipment segment, as well as the acquisition of Praxair assets in March 2011.

[1]

This press release includes several metrics, including EBITDA, Adjusted EBITDA and Adjusted EBITDA before projected cost savings and synergies that are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”). See “Definition of Terms and Reconciliation of Non-GAAP Financial Measures” section at the end of this press release for the definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA before projected cost savings and synergies and their reconciliation to net income (loss).

Adjusted EBITDA before projected cost savings and synergies1 for the nine months ended September 30, 2012 was $195.6 million.

Net loss for the nine months ended September 30, 2012 was $208.1 million. Our net loss for the nine month period ended September 30, 2012 reflects the following non-cash impairment charge based on the results of the Company’s impairment testing as of September 30, 2012 and the tax impact associated with the impairment charge:

(i)	Trade name impairment of $280.0 million, $200.0 million of which relates to the home respiratory therapy/home medical equipment reporting unit and $80.0 million of which relates to the home infusion therapy reporting unit; and

(ii)	Tax benefit of $104.0 million relating to the intangible assets impairment.

All of these items resulted in a $176.0 million increase in our net loss in the nine months ended September 30, 2012.

EBITDA for the nine months ended September 30, 2012 was $(127.9) million, which includes a $280.0 million non-cash impairment charge described above.

Certain Credit Statistics

Our net leverage ratio, defined as the ratio of net debt to Adjusted EBITDA, was 3.7x at September 30, 2012.

Conference Call

As previously announced, Apria will hold a conference call to discuss its third quarter 2012 results on November 14, 2012 at 1:00 p.m. (Eastern Standard Time). The conference call can be accessed live over the phone by dialing 866-900-5939 or, for international callers, 706-758-0130 or through the Investor Relations page of the Company’s website at www.apria.com. The passcode for the live call is Apria.

A replay of the conference call will be available two hours after the call and can be accessed by dialing 855-859-2056 or, for international callers, 404-537-3406 or through the Investor Relations page of the Company’s website. The passcode for the replay is 49337938. The replay will be available until November 28, 2012.

A financial results presentation will be made available immediately prior to the call on the Investor Relations page of the Company’s website at www.apria.com.

Forward Looking Statements

Statements contained herein that are not historical facts and that reflect the current view of Apria’s management about future events and financial performance are hereby identified as “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. The Company cautions that such “forward looking statements,” including without limitation, those relating to the Company’s future business prospects, revenue, working capital, professional liability expense, liquidity, capital needs, interest costs and income, wherever they occur in this or in other statements attributable to the Company, are necessarily estimates reflecting the judgment of the Company’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.” Factors that could cause our actual results to differ materially from those expressed or implied in such forward looking statements include but are not limited to current or future government regulation of the healthcare industry, exposure to professional liability lawsuits and governmental agency investigations, the adequacy of insurance coverage and insurance reserves, as well as those factors detailed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in the Company’s filings with the Securities and Exchange Commission. The Company’s “forward looking statements” speak only as of the date hereof and the Company disclaims any intent or obligation to update “forward looking statements” herein to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.

About Apria Healthcare Group Inc.

Apria provides home respiratory therapy, home infusion therapy and home medical equipment services through approximately 540 locations in the United States. With $2.3 billion in annual revenues, it is one of the nation’s leading home healthcare companies. For more information, visit www.apria.com or www.coramhc.com.

Apria Healthcare Group Inc.

Condensed Consolidated Balance Sheets

	September 30, 2012	December 31, 2011
	(unaudited)
	(in thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$15,528	$29,096
Accounts receivable, less allowance for doubtful accounts of $54,106 and $53,934 at September 30, 2012 and December 31, 2011, respectively	362,710	337,212
Inventories	66,154	57,683
Deferred income taxes	—	168
Deferred expenses	3,533	3,681
Prepaid expenses and other current assets	13,799	23,927

TOTAL CURRENT ASSETS	461,724	451,767
PATIENT SERVICE EQUIPMENT, less accumulated depreciation of $184,263 and $176,526 at September 30, 2012 and December 31, 2011, respectively	184,935	166,769
PROPERTY, EQUIPMENT AND IMPROVEMENTS, NET	77,126	83,768
GOODWILL	258,725	258,725
INTANGIBLE ASSETS, NET	204,000	485,366
DEFERRED DEBT ISSUANCE COSTS, NET	33,975	44,636
OTHER ASSETS	13,053	11,513

TOTAL ASSETS	$1,233,538	$1,502,544

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$142,484	$135,572
Accrued payroll and related taxes and benefits	76,585	69,217
Deferred income taxes	829	—
Other accrued liabilities	100,200	66,694
Deferred revenue	28,511	28,649
Current portion of long-term debt	6,270	10,301

TOTAL CURRENT LIABILITIES	354,879	310,433
LONG-TERM DEBT, net of current portion	1,017,531	1,017,755
DEFERRED INCOME TAXES	93,656	200,225
INCOME TAXES PAYABLE AND OTHER NON-CURRENT LIABILITIES	48,512	49,480

TOTAL LIABILITIES	1,514,578	1,577,893
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIT
Common stock, $0.01 par value: 1,000 shares authorized; 100 shares issued at September 30, 2012 and December 31, 2011	—	—
Additional paid-in capital	693,233	690,870
Accumulated deficit	(974,273)	(766,219)

TOTAL STOCKHOLDERS’ DEFICIT	(281,040)	(75,349)

	$1,233,538	$1,502,544

Apria Healthcare Group Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands)
Net revenues:
Fee for service arrangements	$562,867	$542,391	$1,675,930	$1,572,304
Capitation	45,606	42,483	135,928	125,661

TOTAL NET REVENUES	608,473	584,874	1,811,858	1,697,965

Costs and expenses:
Cost of net revenues:
Product and supply costs	215,681	190,241	637,229	558,563
Patient service equipment depreciation	20,301	27,588	61,383	73,470
Home respiratory therapy services	6,650	6,726	20,957	18,829
Nursing services	10,422	10,677	32,354	31,204
Other	4,200	4,322	13,194	10,796

TOTAL COST OF NET REVENUES	257,254	239,554	765,117	692,862
Provision for doubtful accounts	13,495	14,511	46,143	51,353
Selling, distribution and administrative	307,131	307,810	933,390	907,508
Amortization of intangible assets	344	1,172	1,488	3,370
Non-cash impairment of intangible assets	280,000	—	280,000	—

TOTAL COSTS AND EXPENSES	858,224	563,047	2,026,138	1,655,093

OPERATING (LOSS) INCOME	(249,751)	21,827	(214,280)	42,872
Interest expense	33,794	33,228	101,189	99,158
Interest income and other	(311)	176	(1,082)	(114)

LOSS BEFORE TAXES	(283,234)	(11,577)	(314,387)	(56,172)
Income tax benefit	(107,523)	(6,890)	(106,333)	(21,024)

NET LOSS	$(175,711)	$(4,687)	$(208,054)	$(35,148)

Apria Healthcare Group Inc.

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2012	2011
	(in thousands)
OPERATING ACTIVITIES
Net loss	$(208,054)	$(35,148)
Items included in net loss not requiring cash:
Provision for doubtful accounts	46,143	51,353
Depreciation	84,935	100,095
Amortization of intangible assets	1,488	3,370
Non-cash impairment of intangible assets	280,000	—
Amortization of deferred debt issuance costs	10,661	9,130
Deferred income taxes	(105,572)	(12,302)
Profit interest compensation	2,465	2,278
Loss on disposition of assets and other	14,949	12,906
Changes in operating assets and liabilities, exclusive of effects of acquisitions:
Accounts receivable	(71,642)	(94,432)
Inventories	(8,471)	1,356
Prepaid expenses and other assets	8,587	(1,929)
Accounts payable	16,325	11,668
Accrued payroll and related taxes and benefits	7,368	18,578
Income taxes payable	(1,677)	(11,290)
Deferred revenue, net of related expenses	10	2,938
Accrued expenses	34,218	33,211

NET CASH PROVIDED BY OPERATING ACTIVITIES	111,733	91,782

INVESTING ACTIVITIES
Purchases of patient service equipment and property, equipment and improvements, exclusive of effects of acquisitions	(121,008)	(114,089)
Proceeds from disposition of assets	186	162
Cash paid for acquisitions	(121)	(23,478)

NET CASH USED IN INVESTING ACTIVITIES	(120,943)	(137,405)

FINANCING ACTIVITIES
Proceeds from ABL Facility	317,000	—
Payments on ABL Facility	(321,000)	—
Payments on other long-term debt	(256)	(1,200)
Debt issuance costs	—	(3,387)
Cash paid on profit interest units	(102)	(1,000)

NET CASH USED IN FINANCING ACTIVITIES	(4,358)	(5,587)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(13,568)	(51,210)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	29,096	109,137

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$15,528	$57,927

Apria Healthcare Group Inc.

3rd Quarter 2012 Financial Summary

	Three Months Ended September 30,			$ Variance Fav/(Unfav)	% Variance Fav/(Unfav)
($ in millions)	2012		2011
Net Revenue	$608.5		$584.9	$23.6	4.0%
Gross Profit	351.2		345.3	5.9	1.7%
% Margin	57.7%		59.0%
Provision for Doubtful Accounts	13.5		14.5	1.0	6.9%
% of Net Revenue	2.2%		2.5%
Selling, Distribution and Administrative	307.1		307.8	0.7	0.2%
% of Net Revenue	50.5%		52.6%
Non-Cash Impairment of Intangible Assets	280.0		—	(280.0)	(100.0)%
% of Net Revenue	46.0%		0.0%
Net Loss	(175.7	)(a)	(4.7)	(171.0)	(3,638.3)%
EBITDA	(221.6	)(b)	59.6	(281.2)	(471.8)%
Adjusted EBITDA Before Projected Cost Savings and Synergies	74.4		76.5	(2.1)	(2.7)%
% of Net Revenue	12.2%		13.1%

(a)	Net loss for the three month period ended September 30, 2012 reflects the following non-cash impairment charge based on the results of the Company’s impairment testing as of September 30, 2012 and the tax impact associated with the impairment charge:

(i)	Trade name impairment of $280.0 million, $200.0 million of which relates to the home respiratory therapy/home medical equipment reporting unit and $80.0 million of which relates to the home infusion therapy reporting unit; and

(ii)	Tax benefit of $104.0 million relating to the intangible assets impairment.

All of these items resulted in a $176.0 million increase in our net loss in the three months ended September 30, 2012.

(b)	EBITDA for the three months ended September 30, 2012 includes a $280.0 million non-cash impairment charge described above.

	Nine Months Ended September 30,			$ Variance Fav/(Unfav)	% Variance Fav/(Unfav)
($ in millions)	2012		2011
Net Revenue	$1,811.9		$1,698.0	$113.9	6.7%
Gross Profit	1,046.7		1,005.1	41.6	4.1%
% Margin	57.8%		59.2%
Provision for Doubtful Accounts	46.1		51.4	5.3	10.3%
% of Net Revenue	2.5%		3.0%
Selling, Distribution and Administrative	933.4		907.5	(25.9)	(2.9)%
% of Net Revenue	51.5%		53.4%
Non-Cash Impairment of Intangible Assets	280.0		—	(280.0)	(100.0)%
% of Net Revenue	15.5%		0.0%
Net Loss	(208.1	)(a)	(35.1)	(173.0)	(492.9)%
EBITDA	(127.9	)(b)	146.3	(274.2)	(187.4)%
Adjusted EBITDA Before Projected Cost Savings and Synergies	195.6		198.7	(3.1)	(1.6)%
% of Net Revenue	10.8%		11.7%

(a)	Net loss for the nine month period ended September 30, 2012 reflects the following non-cash impairment charge based on the results of the Company’s impairment testing as of September 30, 2012 and the tax impact associated with the impairment charge:

(i)	Trade name impairment of $280.0 million, $200.0 million of which relates to the home respiratory therapy/home medical equipment reporting unit and $80.0 million of which relates to the home infusion therapy reporting unit; and

(ii)	Tax benefit of $104.0 million relating to the intangible assets impairment.

All of these items resulted in a $176.0 million increase in our net loss in the nine months ended September 30, 2012.

(b)	EBITDA for the nine months ended September 30, 2012 includes a $280.0 million non-cash impairment charge described above.

Segment Revenue Performance

($ in millions)	Three Months Ended September 30,		$ Variance Fav/(Unfav)	% Variance Fav/(Unfav)
	2012	2011
Home Respiratory Therapy and Home Medical Equipment	$298.9	$293.4	$5.5	1.9%
Home Infusion Therapy	309.6	291.5	18.1	6.2%

Total Net Revenue	$608.5	$584.9	$23.6	4.0%

($ in millions)	Nine Months Ended September 30,		$ Variance Fav/(Unfav)	% Variance Fav/(Unfav)
	2012	2011
Home Respiratory Therapy and Home Medical Equipment	$902.3	$862.1	$40.2	4.7%
Home Infusion Therapy	909.6	835.9	73.7	8.8%

Total Net Revenue	$1,811.9	$1,698.0	$113.9	6.7%

Cash and Cash Equivalents, Capitalization & Certain Credit Statistics

The following table indicates the cash and cash equivalents, capitalization and certain credit statistics as of September 30, 2012:

($ in millions)	September 30, 2012
Cash and Cash Equivalents	$15.5
Debt
Asset Based Revolving Credit Facility	6.0
Series A-1 Notes	700.0
Series A-2 Notes	317.5
Capital Leases & Other	0.3

Total Debt	$1,023.8
Shareholders’ Deficit	(281.0)

Total Capitalization	$742.8

Net Leverage Ratio Calculations
Net Debt[1]	$1,008.3
Adjusted EBITDA[2]	$274.9
Net Leverage Ratio[3]	3.7x

[1]	Net debt is defined as total debt less cash and cash equivalents. This amount does not reflect outstanding letters of credit.
[2]	For the twelve months ended September 30, 2012.
[3]	Net leverage ratio is defined as the ratio of net debt to Adjusted EBITDA. The net leverage ratio calculated using Adjusted EBITDA before projected cost savings and synergies is 3.8×.

Definition of Terms and Reconciliation of Non-GAAP Financial Measures

This press release includes several metrics which are not calculated in accordance with GAAP, including EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow. EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow are not recognized terms under GAAP and do not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, these measures are not intended to be measures of Free Cash Flow available for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Our presentation of EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow may not be comparable to other similarly titled measures of other companies. We believe that such measures provide useful information about our financial condition and covenant compliance under the indenture governing our Series A-1 Notes and Series A-2 Notes and in our ABL Facility to investors and we compensate for the limitations of using non-GAAP financial measures by presenting them together with GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

EBITDA is defined as net income (loss) before interest expense, net, income tax expense and depreciation and amortization.

Adjusted EBITDA is defined as net income (loss) before interest expense, net, income tax expense and depreciation and amortization, further adjusted to exclude certain non-cash items, costs incurred related to initiatives, other adjustment items and projected cost savings and synergies permitted in calculating covenant compliance under the indenture governing our Series A-1 Notes and Series A-2 Notes and the credit agreement governing our ABL Facility.

Adjusted EBITDA before projected cost savings and synergies is defined as Adjusted EBITDA less the projected cost savings and synergies that we expect to realize in connection with cost savings, restructuring and other similar initiatives.

Free Cash Flow is defined as cash provided by operating activities less purchases of patient service equipment and property, equipment and improvements, exclusive of effects of acquisitions.

The following tables provide reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow for the periods presented to the respective most closely comparable financial measures calculated in accordance with GAAP.

Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA before projected cost savings and synergies

	Three Months Ended September 30,		Nine Months Ended September 30,		LTM September 30,
(in millions)	2012	2011	2012	2011	2012
Net Loss	$(175.7)	$(4.7)	$(208.1)	$(35.1)	$(920.2)
Interest expense, net	33.4	33.6	100.1	99.0	133.1
Income tax benefit	(107.5)	(6.9)	(106.3)	(21.0)	(60.6)
Depreciation and amortization	28.2	37.6	86.4	103.4	116.5

EBITDA	(221.6)	59.6	(127.9)	146.3	(731.2)
Non-cash impairment of goodwill, intangible and long-lived assets	280.0	—	280.0	—	937.9
Non-cash items	5.0	5.4	17.4	15.2	24.4
Costs incurred related to Initiatives and non-recurring items	9.2	9.7	20.8	32.0	28.1
Other adjustments	1.8	1.8	5.3	5.2	7.0

Adjusted EBITDA Before Projected Cost Savings and Synergies	$74.4	$76.5	$195.6	$198.7	$266.2

Projected cost savings and synergies					8.7

Adjusted EBITDA					$274.9

Reconciliation of Free Cash Flow

(in millions)	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2012
Net Loss (a)	$(175.7)	$(208.1)
Non-cash items (b)	224.5	335.1
Change in operating assets and liabilities	41.5	(15.3)

Net cash provided by operating activities	90.3	111.7
Less: Purchases of patient service equipment and property, equipment and improvements	(35.9)	(121.0)

Free Cash Flow	$54.4	$(9.3)

(a)	Net loss for the three and nine month periods ended September 30, 2012 reflects the following non-cash impairment charge based on the results of the Company’s impairment testing as of September 30, 2012 and the tax impact associated with the impairment charge:

(i)	Trade name impairment of $280.0 million, $200.0 million of which relates to the home respiratory therapy/home medical equipment reporting unit and $80.0 million of which relates to the home infusion therapy reporting unit; and

(ii)	Tax benefit of $104.0 million relating to the intangible assets impairment.

All of these items resulted in a $176.0 million increase in our net loss in the three and nine months ended September 30, 2012.

(b)	The three and nine months ended September 30, 2012 include a $280.0 million non-cash impairment charge described above.